SALES CONTRACT

Contract No. PEM090108

Seller:	Buyer:

Perfectenergy (Shanghai) Co., Ltd.	ABIDAS AG
479 Youdong Road,	Mielestr.2
Shanghai 201100	D-14542 Werder
China

Export Agent:
G.M.G. Corporation
9/F, Pacific City Koujimachi, 4-3-29,
Koujimachi, chiyoda-ku
Tokyo, 102-0083
Japan

The Seller agrees to sell and the Buyer agrees to buy the below stated goods:

(1)Name of Commodity	(2)Quantity	(3) Unit Price	(4) Total Amount
Solar modules 170-180 Wp All class A modules (qualified performance, no damages) Mono: PEM- 160/X-72M Series Price item: CIF European International Port Country of origin: People’s Republic of China	50 MW in 2009	2.55€/Wp
Total amount			EUR: 127,500,000 (on the basis of the price 2.55)
*Remark: In June 2009 the unit price for the second half of 2009 will be fixed again on the basis of the development of the general market prices for regular modules since concluding this contract.

(5) Quality
Each container shall contain mono modules only. The modules shall be certified as to IEC 61215 standard and to TUV Safety Class II. Junction box and cable must be according to usual European standard and have a pertinent TUV certificate. The serial number shall be printed on a label, attached to the module. All cells within one container shall have the same technical size and color. Each carton shall provide a barcode with at least the following information: serial number of modules, performance, and production date. An additional barcode on each module is preferred. Size and color of the aluminum frames within one consignment shall be the same.

(6) Delivery schedule:
About	15 Containers in 1st quarter
100 Containers in 2nd quarter
200 Containers in 3rd quarter
185 Containers in 4th quarter
For every consignment, the Seller’s import & export agency will issue the documents to the Buyer.

(7) Packing
All goods will be packed according to international practice and standard in order to prevent damage from dampness, rust, moisture, erosion and shock, and shall be suitable for ocean transport, on deck/not on deck, multimodal and container transport.
All goods use package with bar code label, printing information to avoid not careful handling, all necessary warning information as to international standards, all label information as attached to this contract, IEC 61215 and SC II Information when certificates were issued.

(8) Terms of Payment
Two alternatives, to be decided by the Buyer, whereby alternative 8.1 is already agreed for the first quarter:
8.1 Prepayment of 20% for each complete individual monthly consignments, one month in advance before the first shipment. The prepayment for the January consignments has to be implemented immediately after signing of the contract.

Of the balance, 70% will be paid against the copy of Bill of Lading for each individual consignment. The remaining 10% balance of the payment will be paid on a pro rata basis for each individual consignment, at the latest 5 working days before the consignment is scheduled to arrive in Hamburg. The original Bill of Lading documents for the consignment will be sent to the buyer right after the seller received the total amount for the consignment.

8.2 Quarterly prepayments of 10% for each individual quarter to be effected always one month before the first shipment for the respective quarter.

Of the balance, 70% of the price of each individual consignment will be paid on a pro rata basis within 5 working days after receiving the copy of Bill of Lading documents for the consignment.

The remaining 20% balance of the payment for each individual consignment will be paid on a pro rata basis, at the latest 5 working days before the consignment is scheduled to arrive in Hamburg.

The original Bill of Lading documents for the consignment will be sent to the buyer right after the seller received the total amount for the consignment.

(9) Port of Loading
SHANGHAI

(10) Port of Destination
European International Port

(11) Insurance
By Seller

(12) Freight
Delivery terms: CIF European International Port

(13) Documents
Every Consignment shall be accompanied by:
-	Invoice (2) in original and signed
-	Packing list (2) in original and signed
-	Flash test results in Excel form
-	Bill of Lading (2) in original and signed

(14) Language
If there are contract versions in different languages, the English version shall be decisive.
Correspondence shall be in English, too.

(15) Arbitration
All disputes arising from the execution of, or in connection with this contract, shall be settled amicably through friendly negotiation. In case no settlement can be reached through negotiation, the case shall then be submitted for final decision to the Hongkong International Economic and Trade Arbitration Commission for Arbitration in accordance with the rules of the China International Economic and Trade Arbitration Commission.

(16) General Conditions
Insofar as regulations within this contract do not differ, Perfectenergy GmbH’s General Conditions (Allgemeine Geschäftsbedingungen (AGB)) apply also for contracts with Perfectenergy International Ltd., Buyer has received a copy of these.

Date: 2008-01-08

Buyer	Seller
For: ABIDAS AG	For: Perfectenergy (Shanghai) Co., Ltd.

Export Agent:
For: G.M.G. Corporation